                                                                     Exhibit 1.4

                               September 24, 2002

Bell Boyd & Lloyd LLC
Three First National Plaza
Suite 3300
Chicago, Illinois 60602


         RE:      Nuveen Georgia Dividend Advantage Municipal Fund 2
                  --------------------------------------------------

Ladies and Gentlemen:

         As special Massachusetts counsel for Nuveen Georgia Dividend Advantage Municipal Fund 2 (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no. 1 to the Registrant's registration statement on Form N-2 on August 22, 2002.

         In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                            Very truly yours,


                                            /s/ BINGHAM McCUTCHEN LLP